UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, the Board of Directors of Prudential Financial, Inc. (the “Company”) elected Sandra Pianalto as an independent director, effective July 1, 2015. The Board has not determined on which committees Ms. Pianalto will serve. Ms. Pianalto is entitled to receive compensation as a non-employee director as described in the Non-Employee Director Compensation Summary included as Exhibit 10.21 to the Company’s 2014 Annual Report on Form 10-K. A news release announcing Ms. Pianalto’s election is attached as Exhibit 99.1.

Item 8.01  Other Events.

On June 9, 2015, the Company issued a news release announcing that the Company’s Board of Directors has authorized the repurchase of up to $1.0 billion of its outstanding Common Stock during the period from July 1, 2015 through June 30, 2016. The news release is attached as Exhibit 99.2.

The timing and amount of any share repurchases under the Company’s share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K:

99.1	News release of Prudential Financial, Inc., dated June 9, 2015, announcing the election of Sandra Pianalto to the Board of Directors.

99.2	News release of Prudential Financial, Inc., dated June 9, 2015, announcing the authorization of share repurchases of up to $1.0 billion during the period from July 1, 2015 through June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015

PRUDENTIAL FINANCIAL, INC.
By:	/s/ Margaret M. Foran

	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Vice
President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc., dated June 9, 2015, announcing the election of Sandra Pianalto to the Board of Directors.

99.2	News release of Prudential Financial, Inc., dated June 9, 2015, announcing the authorization of share repurchases of up to $1.0 billion during the period from July 1, 2015 through June 30, 2016.

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